EXHIBIT 32.1

SECTION 1350 CERTIFICATIONS

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Sonic Innovations, Inc. on Form 10-Q for the period ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Andrew G. Raguskus, President and Chief Executive Officer of Sonic Innovations, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

a)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Sonic Innovations, Inc.

/s/ ANDREW G. RAGUSKUS

Name:	Andrew G. Raguskus
Date:	May 7, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Sonic Innovations, Inc. and will be retained by Sonic Innovations, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.